March 31, 2020

SusGlobal Energy Corp.
200 Davenport Road
Toronto, ON M5R 1J2

SusGlobal Energy Canada Corp.
200 Davenport Road
Toronto, ON M5R 1J2

SusGlobal Energy Canada I Ltd.
200 Davenport Road
Toronto, ON M5R 1J2

SusGlobal Energy Belleville Ltd.
200 Davenport Road
Toronto, ON M5R 1J2

Attention: Mr. Marc Hazout, Mr. Ike Makrimichalos

Dear Sirs:

RE: Pace Credit Union ("PACE") and SusGlobal Energy Corp. ("SEC), SusGlobal Energy Canada Corp. ("SECC"), SusGlobal Energy Canada I Ltd. ("SEC1L"), and SusGlobal Energy Belleville Ltd. ("SEBL") (collectively the "Borrowers")

Recitals

A. PACE provided certain financing (the "**Credit Facilities**") to the Borrowers as further described at Schedule A hereto, by way of, *inter alia*, a Credit Agreement dated September 13, 2017 and certain other agreements (all as described in Schedule A) as between PACE and the Borrowers (collectively, the "**Letter Agreement**"). All terms of the Letter Agreement remain in full force and effect, except as amended by this Agreement.

B. As Security for the Credit Facilities advanced pursuant to the Letter Agreement, the Borrowers have provided, or caused to be provided, the Security as described at Schedule C hereto.

C. As part of its Security, PACE currently holds six (6) share certificates from the Borrowers, evidencing 5,800,000 shares (the "**Share Certificates**").

D. Pursuant to the Letter Agreement, PACE has issued a Letter of Credit to the Ministry of the Environment, Conservation, and Parks (the "**Ministry**") in favour of the Borrowers in the sum of $276,830.63, which expires on June 30, 2020 (the "**Letter of Credit**").

E. As at March 30, 2020, the Borrowers are indebted to PACE in the total sum of $5,284,599.05, plus accruing interest and fees, as more particularly described at Schedule B hereto (the "**Indebtedness**")

F. The Security includes, but is not limited to, certain guarantees and other collateral security provided by the following individuals and corporations (collectively, the "**Guarantors**") of the Indebtedness:

(a) Marc Hazout ("**Hazout**");

(b) Ike Makrimichalos ("**Makrimichalos**");

(c) Landfill Gas Canada Ltd. ("**Landfill**");

(d) 1370383 Ontario Limited ("**137**"); and,

(e) Haute Inc. ("**Haute**").

G. As at March 30, 2020, the Borrowers are in arrears of payment with regard to the Credit Facilities bearing loan numbers 45666 (in the sum of $207,979.38), 43145 (in the sum of $61,346.32), and 45053 (in the sum of $34,307.84), for a total sum of $303,633.54, which is included as part of the Indebtedness (collectively, the "**Arrears**");

H. As at March 30, 2020, the Borrowers are also in arrears of payment with regard to the Credit Facility bearing loan number 45449, in the sum of $2,562.18, also included as part of the Indebtedness;

I. As at March 11, 2020, the Borrowers have deposited the sum of $554,038.41 with their counsel, Goodmans LLP (the "**Trust Monies**"); and

J. PACE and the Borrowers have agreed to enter into this Agreement.

1. Definitions

For the purposes of this Agreement, the following definitions shall apply:

1. "**Agreement**" or "**this Agreement**" means this Agreement;

2. "**Security**" or "**PACE's Security**" means all security currently held by PACE, together with such additional security, as may be granted by the Borrowers, in support of the repayment of the Indebtedness, and as more particularly set out in Schedule C;

3. "**Termination Date**" is September 30, 2020;

2. Acknowledgment

The Borrower and the Guarantors hereby acknowledge and agree that the Letter Agreement is valid and binding on the Borrowers and, where applicable, the Guarantors.

3. Terms

This Agreement is subject to the following terms:

1. By no later than Friday April, 3 2020, the Borrowers shall cause the Trust Monies to be transferred to PACE, to be applied in permanent reduction of the Indebtedness, as follows:

   (a) Repayment in full of Loan 45449, in the sum then outstanding; and,

   (b) Repayment in full of the Arrears, in the sum then outstanding.

2. Following the application of the Trust Monies in paragraph 1(a)-(b), above, PACE shall hold the remainder of the Trust Monies, and shall apply such monies to the monthly payments for the following Credit Facilities as they become due, and in the following amounts:

   (a) Loan 45666: $29,711.34;

   (b) Loan 43145: $8,763.76; and,

   (c) Loan 45053: $4,901.12.

3. Forthwith upon payment of the Trust Monies to PACE, PACE shall release the Share Certificates to the Borrowers and deliver same to Goodmans LLP, as counsel for the Borrowers.

4. On the depletion of the Trust Monies, the Borrowers shall ensure that all payments of principal and interest due under the Credit Facilities are kept current for the term of this Agreement.

5. The Borrowers shall use commercially reasonable efforts to obtain refinancing in a sum sufficient to pay the Indebtedness then owing by the Termination Date.

6. So long as the Borrowers remain in compliance with the terms of this Agreement and do not commit an Event or Events of Default (as defined below), PACE agrees that it shall:

   (a) Treat all Credit Facilities with the Borrowers as if they are in good standing with PACE, subject to the provisions of the Letter Agreement, as modified by this Agreement;

(b) Forbear from taking any action to demand repayment of the Credit Facilities and the Indebtedness, or to enforce its Security as against the Borrowers, until the Termination Date;

(c) Undertake to renew, by not later than June 30, 2020, the Letter of Credit with the Ministry, on terms compliant with the Ministry's guidelines and policies, with a new expiry date of September 30, 2020; and

(d) Not call the Credit Facilities prior to the Termination Date.

7. The Borrowers shall replace the Letter of Credit by the Termination Date.

8. PACE acknowledges that its legal fees for matters relating to this Agreement are for PACE's account and do not form part of Indebtedness.

4. Events of Default

The following shall be considered Events of Default under the terms of this Agreement:

1. The Borrowers are in breach of any terms of this Agreement, or in breach of the terms of the Credit Facilities or any other agreement with PACE, including, without limitation, the Security;

2. The Borrowers fail to make any payments as required by the Letter Agreement, as amended by this Agreement;

3. If, for any reason whatsoever, a creditor of the Borrowers holding security in priority or subordinate to the Security commences to enforce its security, or if any creditor of the Borrowers should obtain a judgment and/or a lien as against the Borrowers or its property;

4. The Borrowers fail to pay the Indebtedness by the Termination Date. (singularly, an "**Event of Default**", collectively, "**Events of Default**")

5. Notice

Any notice, demand, approval, consent, waiver or other communication ("**Notice**") to be given by one party to another under this Agreement, shall be in writing and shall be sufficiently given if delivered personally, forwarded by registered mail or transmitted by facsimile transmission to such party as follows:

In the case of the Borrowers:

To the addresses as provided in this Agreement, with a copy to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Attention: Neill May
Via E-Mail: nmay@goodmans.ca

In the case of PACE to:

Pace Savings & Credit Union Limited
8111 Jane Street, Unit 1
Vaughan, ON L4K 4L7
Attention: Paul Waters
Via E-Mail: pwaters@pacecu.com

with a copy to:

Harrison Pensa LLP
Barristers and Solicitors
450 Talbot Street, P.O. Box 3237,
London, Ontario N6A 4K3
Attention: Tim Hogan
Via e-mail: thogan@harrisonpensa.com

or to such other address or fax number as may be designated by Notice given as aforesaid to the other party by the party to whom Notice is to be given. Any Notice delivered and received as aforesaid shall be deemed to have been given and received on the first business day following the date of personal delivery, the forwarding by registered mail, or facsimile transmission, as the case may be.

6. Acceptance

This Agreement is open for acceptance until April 1, 2020 at 4 p.m. Should the Borrowers not accept this offer by the time indicated, the same shall become null and void and no longer binding on PACE.

PACE SAVINGS & CREDIT UNION LIMITED

Per: ______________________________

Name:
Title: Suzanne Hyde
Date: Manager, Credit & Control

I have authority to bind the Credit Union

PACE SAVINGS & CREDIT UNION LIMITED

Per: ______________________________

Name: Mary Beninoasa
Title:
Date: VP Special Projects

I have authority to bind the Credit Union

SUSGLOBAL ENERGY CORP.

Per: ______________________________

Name: Marc Hazout
Title: President
Date: March 31, 2020

I have authority to bind the Corporation

SUSGLOBAL ENERGY CANADA CORP.

Per: ______________________________

Name: Marc Hazout
Title: President
Date: March 31, 2020

I have authority to bind the Corporation

SUSGLOBAL ENERGY BELLEVILLE LTD.

Per: *Marc Hazout*

Name: Marc Hazout
Title: President
Date: March 31, 2020

I have authority to bind the Corporation

SUSGLOBAL ENERGY CANADA I LTD.

Per: *Marc Hazout*

Name: Marc Hazout
Title: President
Date: March 31, 2020

I have authority to bind the Corporation

Donna Saunders
Witness

Marc Hazout
Marc M. Hazout

Donna Saunders
Witness

Ike Makrimichalos
Ike Makrimichalos

HAUTE INC.

Per: *Marc Hazout*

Name: Marc Hazout
Title: President
Date: March 31, 2020

I have authority to bind the Corporation

Schedule A – Credit Facilities
Schedule B – Indebtedness
Schedule C – Security

SCHEDULE A
CREDIT FACILITIES

The following Credit Facilities were provided by PACE to the Borrowers, as detailed in the Credit Agreement dated September 13, 2017, and certain other credit/loan documents, including as described below (collectively, the "**Letter Agreement**"):

1. Facility #1 – Variable Rate Corporate Term Loan: in the original sum of $1,600,000, as further governed by a Term Sheet dated January 18, 2017, a Variable Business Loan Agreement dated January 24, 2017, and amended by Loan Amending Agreement dated July 27, 2018;

2. Facility #2 – Variable Rate Corporate Term Loan: payable on demand, in the amount of $3,724,147.14, as further governed by a Term Sheet dated September 13, 2017, a Variable Rate Business Loan Agreement dated September 13, 2017, and amended by Amending Agreement dated June 28, 2018;

3. Facility #3 – Line of Credit: in support of the issuance by PACE of the Letter of Credit in the amount of $276,830.63. Payable on demand, as further governed by a letter agreement dated September 13, 2017 and an Agreement for Line of Credit Loan dated September 13, 2017;

4. Facility #4 –Additional Facilities: in the amount of $50,000, as further governed by a Term Sheet dated August 3, 2017, a Variable Business Loan Agreement dated August 4, 2017, and amended by Loan Amending Agreement dated July 27, 2018; and,

5. Facility #5 – Corporate Term Facility: payable on demand, in the sum of $573,865, as further governed by a Term Sheet dated January 18, 2017, a Variable Rate Business Loan Agreement dated June 2, 2017, and a Loan Amending Agreement dated July 27, 2018.

SCHEDULE B
INDEBTEDNESS

INDEBTEDNESS OF THE BORROWERS AS AT MARCH 30, 2020[1]

	TOTAL DUE
Loan 45449	$51,140.49 (per diem $11.03) (including Arrears of $2,562.18)
Loan 45666	$3,581,703.91 (per diem $768.51) (including Arrears of $207,979.38)
Loan 43145	$1,059,332.41 (per diem $226.72) (including Arrears of $61,346.32)
Loan 45053	$592,422.24 (per diem $126.79) (including Arrears of $34,307.84)
TOTAL	**$5,284,599.05** **(including Arrears of $306,195.72)**

[1] Plus all accruing interest to close.

SCHEDULE C
SECURITY

As security for the Credit Facilities and for any monies advanced or to be advanced in the future by PACE to the Borrower, and for all other present and future indebtedness, fees, expenses and other liabilities, direct or indirect, absolute or contingent due by the Borrowers to PACE, the Borrowers and the Guarantors, as the case may be, have granted to PACE security over their assets consisting of the following:

1. Business Loan General Security Agreements from SEC dated January 24, 2017 and August 4, 2017;

2. Business Loan General Security Agreements from SECC dated January 24, 2017 and August 4, 2017;

3. Business Loan General Security Agreements from SEC1L dated January 24, 2017 and August 4, 2017;

4. Business Loan General Security Agreement from SEBL dated September 13, 2017;

5. Demand Debenture dated September 13, 2017 from SEBL in the sum of $7,000,000, as governed by a Debenture Delivery Agreement dated September 13, 2017;

6. Assignment of Insurance from SEBL dated April 6, 2018;

7. Guarantee and Postponement of Claim dated January 24, 2017 from Hazout and limited to the sum of $1,600,000;

8. Guarantee and Postponement of Claim dated March 10, 2017 from Haute and limited to the sum of $1,600,000;

9. Guarantee and Postponement of Claim dated January 24, 2017 from Makrimichalos and limited to the sum of $1,600,000, and a Hypothecation of Specific Securities dated January 31, 2017 of up to 500,000 shares held by Makrimichalos in SEC;

10. Guarantee and Postponement of Claim dated January 24, 2017 from 137 and limited to the sum of $1,600,000, and a Hypothecation of Specific Securities dated January 31, 2017 of up to 2,000,000 shares held by 137 in SEC;

11. Guarantee and Postponement of Claim dated January 24, 2017 from Landfill and limited to the sum of $1,600,000, and a Hypothecation of Specific Securities dated January 31, 2017 of up to 3,300,000 shares held by Landfill in SEC;

12. Charge of Lease from SEBL, in the principal amount of $7,000,000 and receipted as instrument no. HT225513 on April 9, 2018 over real property legally described as: a. PT LT 20 CON 8 THURLOW PT 1 21R19513; BELLEVILLE; COUNTY OF HASTINGS (PIN 40532-0032 LT);